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                                                                    EXHIBIT 10.2

                    Consulting Agreement and General Release

This Agreement is made effective as of October 01, 1997, by and between Chicken Kitchen Corporation, of 5415 Collins Avenue, Suite 305, Miami Beach, Florida 33140, and Alain Berdouare of 26 Avenue de la Grande Armee, Paris 75017, FRANCE.

In this Agreement, the party who is contracting to receive services shall be referred to as "CKC", and the party who will be providing the services shall be referred to as "AB".

"AB" has a background in finance, and particularly in raising capital and advising small companies, and is willing to provide services to "CKC" based on this background.

"CKC" desires to have services provided by "AB".

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on October 01, 1997, "AB" will provide the following services (collectively, the "Services"): financial and general advisor, particularly in identifying new sources of capital, introducing potential franchisees in the U.S., presenting acquisitions candidates, finding new sources of capital and franchisees in Europe, and special advisor to the Board of Directors and to the President & CEO, and will make himself available to become a member of the Board of Directors, and/or Board of Advisors, when asked by the Chairman of the Board of "CKC".

2. PAYMENT. "CKC" will pay a consulting fee to "AB" for the Services in restricted shares of "CKC", in the total amount of 500,000 (five hundred thousand) shares of common stock. These shares shall be made available upon the signing of this agreement and the receipt of a general release. Upon termination of this Agreement, no other payment will be due.

3. EXPENSE REIMBURSEMENT. "AB" shall be entitled to reimbursement from "CKC" for the following "out-of-pocket" expenses:
     - travel expenses, meals, postage, copying
     - any other reasonable expenses directly associated to the performance of theses services, and only if first approved by the President & CEO.

4. TERM/TERMINATION. This Agreement will remain in force until December 31, 2001, or unless terminated earlier, in writing by "CKC".

5. RELATIONSHIP OF PARTIES. It is understood by the parties that "AB" is an independent contractor with respect to "CKC", and not an employee of "CKC". "CKC" will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee



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benefit, for the benefit of "AB".

6. INTELLECTUAL PROPERTY. The following provisions shall apply with respect to trade names, trade marks or copyrights, (collectively "Intellectual Property"):

     a. Consultant's Intellectual Property. "AB" does not personally hold any interest in any Intellectual Property, and relinquishes any rights and/or claims associated with the Company's "Intellectual Property".

7. CONFIDENTIALITY. "AB" recognizes that "CKC" has and will have the following information:
     - future plans
     - business affairs
     - trade secrets
     - copyrights
     - strategic business plans
and other proprietary information (collectively, "Information") which are valuable, special and unique assets of "CKC" and need to be protected from improper disclosure. In consideration for the disclosure of the Information, "AB" agrees that "AB" will not at any time or in any manner, either directly or indirectly, use any Information for "AB"'s own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of "CKC". "AB" will protect the Information and treat it as strictly confidential.

8. CONFIDENTIALITY AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

9. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

IF for "CKC":

Christian de Berdouare
Chicken Kitchen Corporation
5415 Collins Avenue, Suite 305
Miami Beach, Florida 33140

IF for "AB":

Alain Berdouare
26 Avenue de la Grande Armee
Paris 75017, FRANCE

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Alain Berdouare







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